Exhibit 23.3

June 27, 2022

Verano Holdings Corp

415 N. Dearborn – 4th Floor

Chicago, IL 60654

Consent of Independent Registered Accounting Firm

We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Verano Holdings Corp., of our auditor’s reports dated March 26, 2021 and October 21, 2020, relating to the financial statements of Plants of Ruskin GPS, LLC dba AltMed Florida and Affiliate for the years ended December 31, 2020 and 2019, which are included in this Registration Statement on Form S-8.

Sincerely,

Hill, Barth & King LLC

3838 Tamiami Trail N Suite 200

Naples, FL 34103

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